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                                LETTER OF INTENT
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PURCHASER:              Able Energy, Inc.

SELLERS/COMPANY:        All of the shareholders owning 100% of the issued and
                        outstanding stock of the following companies:
                        PHS Group, Inc.
                        Somerset Oil Inc.
                        Somerset Refinery, Inc.
                        South Kentucky Purchasing, Inc.
                        Somerset Environmental Services, Inc.
                          (hereinafter the "Companies")


TRANSACTION:            Purchase of all of the issued and outstanding shares of
                        the Companies in exchange for the Purchase Price

PURCHASE PRICE:         $19.5 Million total Purchase Price - plus the assumption
                        of approximately 10.5 Million Dollars in total debt of the Companies/Sellers paid as follows:

                        a.  $200,000 deposit paid on Contract signing
                        b.  8.8 Million Dollars paid at Closing plus
                        c. Assumption of 10.5 Million Dollars in the Companies/Seller's debt
                        d.  All commission to be paid by the Sellers

CLOSING:                Thirty (30) days after Contract signing

DUE DILIGENCE:          Purchaser shall have sixty (60) days from the execution
                        of this Letter of Intent to conduct due diligence of the Companies. Sellers shall fully cooperate in the due diligence process. During said due diligence period, Sellers will not directly or indirectly solicit and/or accept other offers for the sale of their stock or the assets of the Companies or place any lien or encumbrance on said stock or assets outside of the normal course of business. Accordingly, the intent of the parties is to provide Purchaser with an exclusive sixty (60) day period within which to conduct due diligence and upon the conclusion of said due diligence, a reasonable period of time to enter into a definitive agreement with Sellers for the acquisition of the Companies stock/Interest.


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                        Purchaser shall enter into the Confidentiality and
                        Nondisclosure Agreement attached hereto prior to Sellers providing any documents or information to Purchaser.

DEFINITIVE
DOCUMENTS:              The Parties shall execute a Definitive Purchase and Sale
                        Agreement for the stock containing such customary representations and warranties as transactions of this type require which shall include, but not limited to, satisfactory conditions precedent to the obligations of the parties to complete the transactions, satisfactory representations, warranties and covenants and indemnification provisions for the protection of the Purchaser, non-compete, exclusivity as well as stock to be free and clear of all liens and encumbrances.

                        The Definitive Agreement shall, among other things, provide:

                        a- There shall be no liabilities owed by the Company except as provided on the audited financial statements of each selling Company.

                        b- Accounts receivable for the period prior to closing shall belong to Purchaser.

                        c- All Intellectual Property/all software to be part of Contract of Sale as assets of Sellers.

                        d- Approval of Board of Directors of Purchasers of the proposed transaction.

EMPLOYMENT
AGREEMENTS:             The Purchaser will offer Frances B. Lynch., President
                        two (2) year employment agreements on terms to be agreed upon.

BROKER:                 Liquid Energy, Inc. to be paid Seller.

Please execute in the space provided below if the above terms are agreed to by the respective parties hereto.

PURCHASER:                              SELLERS:

ABLE ENERGY, INC.

Name:_____________________              By:_____________________________________
Title:____________________              F. Roy Shirley, C.E.O.
Date:_____________________              Date:___________________________________

                                        By:_____________________________________
                                        Frances B. Lynch, President
                                        Date:___________________________________

                                        Each officer is signing for all
                                        Companies.




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